Exhibit 10.2

March 10, 2020

Inseego Corp.

9710 Scranton Road, Suite 200

San Diego, CA 92121

Attention: Stephen Smith, Chief Financial Officer

Re:	Agreement to Explore Loan Extension or Refinancing

Dear Mr. Smith:

Reference is made to that certain Credit Agreement, dated as of August 23, 2017 (as amended by that certain Letter Amendment, dated July 23, 2019, that certain Letter Waiver, dated July 24, 2019, that certain First Amendment to Credit Agreement, dated August 9, 2019, that certain Letter Waiver, dated September 27, 2019, that certain Letter Agreement, dated September 27, 2019, that certain Letter Agreement, dated October 31, 2019, that certain Letter Agreement, dated November 27, 2019, that certain Letter Waiver, dated December 30, 2019, that certain Letter Agreement, dated December 31, 2019, that certain Letter Agreement, dated January 23, 2020, that certain Letter Agreement, dated January 28, 2020, that certain Letter Waiver, dated February 27, 2020, and that certain Second Amendment to Credit Agreement, dated March 9, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Inseego Corp. (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and the Agent. Capitalized terms not otherwise defined in this Letter Agreement have the same meanings as specified in the Credit Agreement.

This Letter Agreement will confirm our mutual agreement that South Ocean Funding LLC (“Lender”) will work together with the Borrower, in good faith, to reach an agreement to amend or refinance the Credit Agreement in order to extend the maturity of the Credit Agreement until a date after March 15, 2021. The parties will negotiate in good faith the terms and conditions of such extension or refinancing prior to the maturity date (August 23, 2020) of the Credit Agreement. Should an agreement not be reached to amend or refinance the Credit Agreement prior to August 23, 2020, as stipulated above, upon request of Borrower, Lender will extend the maturity date of the Credit Agreement to no earlier than March 15, 2021, upon terms acceptable to Lender in its sole discretion to be set forth in an amendment to the Credit Agreement, in accordance with the terms thereof.

Please acknowledge your acceptance of and agreement with the terms and provisions of this Letter Agreement by countersigning where indicated below.

Very truly yours,

SOUTH OCEAN FUNDING LLC, as Lender

By	/s/ James B. Avery
Name: James B. Avery
Title: Vice President

Agreed to and Accepted:

INSEEGO CORP., as Borrower

By	/s/ Stephen M. Smith
Name: Stephen M. Smith
Title: Chief Financial Officer

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